Exhibit 4.1

Execution Version

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 17, 2022, among Darling Ingredients Inc., a Delaware corporation (the “Company”), the guarantors party hereto (each, a “Guarantor”, collectively, the “Guarantors”) and Truist Bank, as trustee under the Indenture referred to herein (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 9, 2022, providing for the issuance of an unlimited aggregate principal amount of 6% Senior Notes due 2030 (the “Notes”);

WHEREAS, pursuant to Section 2.01(e) of the Indenture, Additional Notes may be issued from time to time under the Indenture, and such Additional Notes shall rank pari passu with, and be consolidated with and form a single class with, the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the initial interest accrual date) as the Initial Notes;

WHEREAS, the Company and the Guarantors have authorized the execution and delivery of this Supplemental Indenture for the purpose of issuing US$250,000,000 in aggregate principal amount of Additional Notes (the “New Notes”);

WHEREAS, pursuant to Section 9.01(a)(4) of the Indenture, the Company, the Trustee and the Guarantors are authorized to execute and deliver this Supplemental Indenture to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture without notice to or consent of any Holder; and

WHEREAS, the Trustee in entering into this Supplemental Indenture is entitled to rely upon the Officers’ Certificate and an Opinion of Counsel, each of which has been provided to the Trustee.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    Issue of New Notes. As of the date hereof, the Company shall issue the New Notes pursuant to this Supplemental Indenture. The New Notes issued pursuant to this Supplemental Indenture constitute Additional Notes issued pursuant to Section 2.01(e) of the Indenture and shall be consolidated with and form a single class with the Initial Notes previously established pursuant to the Indenture. The New Notes shall have the same terms and conditions in all respects as the Initial Notes, except that the issue date of the New Notes shall be August 17, 2022 and the issue price shall be 102.000% of the aggregate principal amount thereof plus accrued and unpaid interest from, and including, June 9, 2022. The New Notes issued in the form of Global Notes will be issued under the same CUSIP number and ISIN as the Initial Notes (except that New Notes issued pursuant to Regulation S under the Securities Act will trade separately under a different CUSIP number and ISIN until at least 40 days after the issue date of the New Notes). The aggregate principal amount of the New Notes that may be authenticated and delivered pursuant to this Supplemental Indenture shall be US$250,000,000. Promptly following the termination of 40 days following the issue date of the New Notes, the Company shall cause the beneficial interests in New Notes in the form of Regulation S Global Notes to be exchanged for beneficial interests in the Initial Note Regulation S Global Note (CUSIP: U23536 AB8; ISIN: USU23536AB88) pursuant to the Applicable Procedures. The Company shall deliver to the Trustee an Authentication Order to process such mandatory exchange.

3.    Authentication and Delivery of New Notes. As of the date hereof, the Company will issue, and the Trustee, pursuant to an Authentication Order delivered in connection therewith, is directed to authenticate and deliver, the New Notes under the Indenture, substantially in the form of Exhibit A to the Indenture.

4.    No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or the Guarantors shall have any liability for any obligations of the Company or the Guarantors under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5.    Governing Law. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE INITIAL NOTES AND THE NEW NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.    Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE INITIAL NOTES, THE NEW NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterparty by facsimile or other electronic means (including “.pdf” and “.tif” format) shall constitute delivery of an executed original. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

8.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

9.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

10.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. The Company and each Guarantor hereby consent to the terms of this Supplemental Indenture and the New Notes, including, without limitation, all additional Obligations resulting therefrom. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the date first written above.

DARLING INGREDIENTS INC.

By:	/s/ Brad Phillips
Name:	Brad Phillips
Title:	Executive Vice President & Chief Financial Officer

GRIFFIN INDUSTRIES LLC

CRAIG PROTEIN DIVISION, INC.

DARLING GLOBAL HOLDINGS INC.

DARLING NATIONAL LLC

DARPRO STORAGE SOLUTIONS LLC

ROUSSELOT INC.

ROUSSELOT DUBUQUE INC.

ROUSSELOT PEABODY INC.

SONAC USA LLC

By:	/s/ Martijn van Steenpaal
Name:	Martijn van Steenpaal
Title:	Senior Vice President & Treasurer

[Signature Page to Supplemental Indenture]

TRUIST BANK, as Trustee

By:	/s/ Cristina G. Rhodebeck
Name:	Cristina G. Rhodebeck
Title:	Senior Vice President

[Signature Page to Supplemental Indenture]